SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K


                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



           Date of Report (Date of earliest event reported):
                          June 8, 1999


                      AMERIGON INCORPORATED
              ---------------------------------------
       (Exact name of registrant as specified in its charter)



   California         0-21810             95-4318554
------------------   --------------    -------------------
(State or other      (Commission         (IRS Employer
jurisdiction of       File Number)      Identification No.)
incorporation)


5462 Irwindale Avenue, Irwindale, California  91706
----------------------------------------------------------
(Address of principal executive offices)         (Zip Code)


Registrant's telephone number including area code: (626) 815-7400

                      Not appliable.
(Former name or former address, if changed since last report.)


Item 1.   Change in Control of Registrant.

On June 8, 1999, Amerigon Incorporated (the "Company") completed a private placement of 4,500 shares of convertible preferred stock designated as Series A Preferred Stock to Westar Capital II LLC ("Westar") and 4,500 shares of Series A Preferred Stock to Big Beaver Investments LLC ("Big Beaver," Westar and Big Beaver are collectively referred to herein as the "Investors") pursuant to a Securities Purchase Agreement dated March 29, 1999 between Amerigon and the Investors. The Investors, which are both private investment companies, paid consideration in an aggregate amount of $9,001,000 for the Series A Preferred Stock as well as contingent warrants which are exercisable to the extent that warrants held by entities other than Investors are exercised.
The net proceeds to the Company were approximately $6,901,000, reflecting transaction costs and the repayment of a $1.2 million bridge loan from an affiliate of the Investors.

The Series A Preferred Stock has voting rights equal to the number of shares the Series A Preferred Stock is convertible into and the Series A Preferred Stock can convert into a number of shares of Amerigon Common Stock, no par value, equal to the Series A Preferred Stock's liquidation preference divided by the conversion price. Each share of Series A Preferred Stock has a liquidation preference equal to $1,000 plus accrued but unpaid dividends and an initial conversion price of $1.675, subject to anti-dilution adjustment. As of June 8, 1999, the Series A Preferred Stock purchased by the Investors represented approximately 74% of the voting power of the Company.

Pursuant to the terms of the Series A Preferred Stock, the size of the Board of Directors was fixed at 7 and the holders of the Series A Preferred Stock have the right to elect 5 of the 7 Directors. As is further explained in a joint Schedule 13D dated April 8, 1999, the Investors agreed to vote for 2 nominees selected by Westar, 2 nominees selected by Big Beaver and 1 nominee mutually agreeable to the Investors who is an auto industry expert.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Exhibits.

Exhibit Number      Description

3.1                 Certificate of Determination of Rights,
                    Preferences and Privileges of Series A
                    Preferred Stock of the Company filed with the California Secretary of State May 26, 1999

5.1                 Securities Purchase Agreement dated March 29,
                    1999 by and among the Company, Westar Capital
                    II LLC and Big Beaver Investments LLC<F1>

5.2                 Investors' Rights Agreement dated June 8,
                    1999 by and among the Company, Westar Capital
                    II LLC and Big Beaver Investments LLC

5.3.1 Contingent Warrant dated June 8, 1999 from the Company to Westar Capital II LLC relating to Class A Warrants of the Company

5.3.2 Contingent Warrant dated June 8, 1999 from the Company to Big Beaver Investments LLC relating to Class A Warrants of the Company

5.3.3 Contingent Warrant dated June 8, 1999 from the Company to Westar Capital II LLC relating to the Unit Purchase Option of the Company

5.3.4 Contingent Warrant dated June 8, 1999 from the Company to Big Beaver Investments LLC relating to the Unit Purchase Option of the Company

5.3.5 Contingent Warrant dated June 8, 1999 from the Company to Westar Capital II LLC relating to warrants issued to Spencer Trask
                    Securities Incorporated and affiliates

5.3.6 Contingent Warrant dated June 8, 1999 from the Company to Big Beaver Investments LLC warrants issued to Spencer Trask Securities
                    Incorporated and affiliates

5.3.7 Contingent Warrant dated June 8, 1999 from the Company to Westar Capital II LLC relating to warrants issued to Lido Consulting and Sutro and Company

5.3.8 Contingent Warrant dated June 8, 1999 from the Company to Big Beaver Investments LLC warrants issued to Lido Consulting and Sutro and Company

99.1                Press release issued June 9, 1999.


[FN]

<F1> Previously filed as an exhibit to the Company's Current
Report on Form 10-K for the period ended December 31, 1998, and incorporated herein by reference.


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                AMERIGON INCORPORATED

                                By: /s/ Lon E. Bell
                                   ------------------------
                                  Lon E. Bell
                                  Chief Executive Officer


Date:  June 18, 1999

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